Exhibit 99.1
Monroe Capital Corporation BDC Announces Third Quarter 2025 Results
CHICAGO, IL, November 5, 2025 – Monroe Capital Corporation (NASDAQ: MRCC) today announced its financial results for the third quarter ended September 30, 2025.
Except where the context suggests otherwise, the terms “Company,” “we,” “us,” and “our” refer to Monroe Capital Corporation (together with its subsidiaries).
Third Quarter 2025 Financial Highlights
•Net Investment Income ("NII") of $1.8 million, or $0.08 per share
•Adjusted Net Investment Income (a non-GAAP measure described below) of $1.9 million, or $0.09 per share
•Net increase (decrease) in net assets resulting from operations of $(1.1) million, or $(0.05) per share
•Net Asset Value (“NAV”) of $173.0 million, or $7.99 per share
•Paid quarterly dividend of $0.25 per share on September 30, 2025
•Current annual cash dividend yield to stockholders of approximately 14.3%(1)
Chief Executive Officer Theodore L. Koenig commented, "We believe that MRCC's previously announced merger with Horizon Technology Finance Corporation ("HRZN"), through its NAV for NAV structure, will unlock meaningful value for our shareholders and provide them with compelling long-term upside through participation in a larger, more scaled HRZN, which stands to benefit from meaningful synergies and operating leverage as it continues to grow. We currently anticipate the closing of the merger to occur during the first quarter of 2026. In advance of the expected closing of the merger, we have continued to support the quarterly dividend of $0.25 per share through utilizing the spillover income we have accumulated from prior strong NII performance."
Monroe Capital Corporation is a business development company affiliate of the award-winning private credit investment firm and lender, Monroe Capital LLC.
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(1) Based on an annualized dividend and closing share price as of November 4, 2025.

Management Commentary
Adjusted Net Investment Income totaled $1.9 million, or $0.09 per share for the quarter ended September 30, 2025, a decrease from $3.3 million, or $0.15 per share for the quarter ended June 30, 2025. NAV decreased to $173.0 million or $7.99 per share as of September 30, 2025, compared to $179.6 million or $8.29 per share as of June 30, 2025. The decrease in NAV this quarter was primarily the result of the utilization of spillover income to support the third quarter dividend and net unrealized losses associated with certain portfolio companies. As of September 30, 2025, the Company has an estimated $0.25 per share in undistributed spillover income.
At quarter end, the Company's debt-to-equity leverage increased from 1.17 times debt-to-equity at June 30, 2025 to 1.23 times debt-to-equity at September 30, 2025. Weighted average leverage decreased to 1.18 times debt-to-equity for the quarter ended September 30, 2025, compared to 1.22 times debt-to-equity for the prior quarter ended June 30, 2025. The decline in weighted average leverage was primarily driven by the use of proceeds from sales, payoffs and paydowns to reduce the average outstanding balance on the revolving credit facility.
Selected Financial Highlights
(in thousands, except per share data)

	September 30, 2025	June 30, 2025
Consolidated Statements of Assets and Liabilities data:	(unaudited)
Investments, at fair value	$360,650	$367,700
Total assets	$388,952	$394,617
Net assets	$173,038	$179,592
Net asset value per share	$7.99	$8.29

	For the Quarter Ended
	September 30, 2025	June 30, 2025
Consolidated Statements of Operations data:	(unaudited)
Net investment income	$1,813	$3,298
Adjusted net investment income(2)	$1,883	$3,255
Net gain (loss)	$(2,950)	$(5,167)
Net increase (decrease) in net assets resulting from operations	$(1,137)	$(1,869)

Per share data:
Net investment income	$0.08	$0.15
Adjusted net investment income(2)	$0.09	$0.15
Net gain (loss)	$(0.13)	$(0.24)
Net increase (decrease) in net assets resulting from operations	$(0.05)	$(0.09)
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(2) See Non-GAAP Financial Measure – Adjusted Net Investment Income below for a detailed description of this non-GAAP measure and a reconciliation from NII to Adjusted Net Investment Income. The Company uses this non-GAAP financial measure internally in analyzing financial results and believes that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends for the Company.

Portfolio Summary

	September 30, 2025	June 30, 2025
	(unaudited)
Investments, at fair value	$360,650	$367,700
Number of portfolio company investments	79	80
Percentage portfolio company investments on non-accrual(3)	3.5%	3.6%
Weighted average contractual yield(4)	9.9%	9.9%
Weighted average effective yield(4)	8.8%	8.8%

Asset class percentage at fair value:
First lien loans	74.0%	74.1%
Junior secured loans	8.7%	8.6%
Equity investments	17.3%	17.3%
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(3) Represents portfolio debt or preferred equity investments on non-accrual status as a percentage of total investments at fair value.
(4) Portfolio yield is calculated only on the portion of the portfolio that has a contractual coupon and therefore does not account for dividends on equity investments (other than preferred equity investments).
Financial Review
The Company's NII for the quarter ended September 30, 2025 totaled $1.8 million, or $0.08 per share, compared to $3.3 million, or $0.15 per share, for the quarter ended June 30, 2025. Adjusted Net Investment Income was $1.9 million, or $0.09 per share, for the quarter ended September 30, 2025, compared to $3.3 million, or $0.15 per share, for the quarter ended June 30, 2025.
Total investment income for the quarter ended September 30, 2025 totaled $8.2 million, compared to $9.9 million for the quarter ended June 30, 2025. Total investment income decreased by $1.7 million, driven by declines in dividend income, prepayment gain (loss) and interest income. Interest income declines were primarily as a result of the decline in weighted average invested assets. The decline in dividend income was primarily driven by the treatment of the quarterly distribution from the Company's investment in MRCC Senior Loan Fund I, LLC ("SLF") as a return of capital for the quarter ended September 30, 2025. SLF is currently in the process of winding-down in advance of the closing of the proposed merger.
Total expenses for the quarter ended September 30, 2025 were $6.4 million, compared to $6.6 million for the quarter ended June 30, 2025. Total expenses decreased by $0.2 million primarily due to lower professional fees and general and administrative expenses, as well as reduced base management fees, reflecting a quarter-over-quarter decline in total assets. These reductions were partially offset by an increase in tax expense within our taxable subsidiaries associated with certain equity holdings.
Net gain (loss) was $(3.0) million for the quarter ended September 30, 2025, compared to $(5.2) million for the quarter ended June 30, 2025. For the quarter ended September 30, 2025,the net loss was primarily driven by mark-to-market declines in certain portfolio companies still held in the portfolio, as well as unrealized losses on the Company's equity investment in SLF.
The Company's average portfolio mark slightly decreased by 0.3%, from 88.6% of amortized cost as of June 30, 2025 to 88.3% of amortized cost as of September 30, 2025.
Net increase (decrease) in net assets resulting from operations was $(1.1) million, or $(0.05) per share, for the quarter ended September 30, 2025, compared to $(1.9) million, or $(0.09) per share, for the quarter ended June 30, 2025.

Liquidity and Capital Resources
As of September 30, 2025, the Company had $3.5 million in cash and cash equivalents, $82.8 million of debt outstanding on its revolving credit facility and $130.0 million of debt outstanding on its 2026 Notes. As of September 30, 2025, the Company had approximately $92.2 million available for additional borrowings on its revolving credit facility, subject to borrowing base availability.
MRCC Senior Loan Fund
SLF is a joint venture with Life Insurance Company of the Southwest (“LSW”), an affiliate of National Life Insurance Company. SLF invests primarily in senior secured loans to middle market companies in the United States. SLF’s underlying investments are loans to middle-market borrowers that are generally larger than the rest of MRCC’s portfolio, which is focused on lower middle-market companies. The Company and LSW each committed $50.0 million of capital to the joint venture. The Company and LSW have agreed to work towards a wind-down of SLF in advance of the proposed merger and during the quarter began actively selling underlying investments in the portfolio.
As of September 30, 2025, the Company had made net capital contributions of $42.1 million to SLF, with a fair value of $28.2 million, compared to a fair value of $30.2 million as of June 30, 2025. For the quarter ended September 30, 2025, the Company recorded no dividend income from SLF, compared to $0.7 million in the prior quarter ended June 30, 2025. For the quarter ended September 30, 2025, the Company received a $0.6 million return of capital distribution from SLF. As part of the continued wind-down of SLF, on October 31, 2025, the Company received an additional $14.5 million return of capital distribution from SLF.
As of September 30, 2025, SLF had total assets of $56.7 million (including investments at fair value of $22.8 million, $18.1 million in receivables for unsettled trades and $14.8 million in cash and cash equivalents), total liabilities of $0.2 million and total members’ capital of $56.5 million. On September 18, 2025, SLF fully repaid its secured revolving credit facility with Capital One, N.A. (the “SLF Credit Facility”). As of June 30, 2025, SLF had total assets of $75.9 million (including investments at fair value of $67.5 million), total liabilities of $15.6 million (including borrowings under the SLF Credit Facility of $15.2 million) and total members’ capital of $60.3 million. SLF’s average mark on the underlying investment portfolio decreased during the quarter, from 77.4% of amortized cost as of June 30, 2025, to 64.9% of amortized cost as of September 30, 2025.
Non-GAAP Financial Measure – Adjusted Net Investment Income
On a supplemental basis, the Company discloses Adjusted Net Investment Income (including on a per share basis) which is a financial measure that is calculated and presented on a basis of methodology other than in accordance with generally accepted accounting principles of the United States of America (“non-GAAP”). Adjusted Net Investment Income represents NII, excluding the net capital gains incentive fee and income taxes. The Company uses this non-GAAP financial measure internally in analyzing financial results and believes that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends for the Company. The management agreement with the Company’s advisor provides that a capital gains incentive fee is determined and paid annually with respect to realized capital gains (but not unrealized capital gains) to the extent such realized capital gains exceed realized and unrealized capital losses for such year. Management believes that Adjusted Net Investment Income is a useful indicator of operations exclusive of any net capital gains incentive fee as NII does not include gains associated with the capital gains incentive fee.

The following tables provide a reconciliation from NII (the most comparable GAAP measure) to Adjusted Net Investment Income for the periods presented (in thousands, except per share data):

	For the Quarter Ended
	September 30, 2025		June 30, 2025
	Amount	Per Share Amount	Amount	Per Share Amount
	(unaudited)
Net investment income	$1,813	$0.08	$3,298	$0.15
Net capital gains incentive fee	—	—	—	—
Income tax expense (benefit), including excise taxes	70	0.01	(43)	0.00
Adjusted Net Investment Income	$1,883	$0.09	$3,255	$0.15
Adjusted Net Investment Income may not be comparable to similar measures presented by other companies, as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, Adjusted Net Investment Income should be considered in addition to, not as a substitute for, or superior to, financial measures determined in accordance with GAAP.

MONROE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except per share data)

	September 30, 2025	June 30, 2025
	(unaudited)
Assets
Investments, at fair value:
Non-controlled/non-affiliate company investments	$254,910	$261,164
Non-controlled affiliate company investments	77,500	76,379
Controlled affiliate company investments	28,240	30,157
Total investments, at fair value (amortized cost of: $408,331 and $414,808, respectively)	360,650	367,700
Cash and cash equivalents	3,526	2,425
Interest and dividend receivable	23,832	23,461
Other assets	944	1,031
Total assets	$388,952	$394,617
Liabilities
Debt	$212,800	$210,300
Less: Unamortized debt issuance costs	(1,602)	(1,722)
Total debt, less unamortized debt issuance costs	211,198	208,578
Interest payable	1,444	2,768
Base management fees payable	1,652	1,742
Accounts payable and accrued expenses	1,561	1,937
Directors' fees payable	59	—
Total liabilities	215,914	215,025
Net Assets
Common stock, $0.001 par value, 100,000 shares authorized, 21,666 and 21,666 shares issued and outstanding, respectively	$22	$22
Capital in excess of par value	297,712	297,712
Accumulated undistributed (overdistributed) earnings	(124,696)	(118,142)
Total net assets	$173,038	$179,592
Total liabilities and total net assets	$388,952	$394,617
Net asset value per share	$7.99	$8.29

MONROE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Quarter Ended
	September 30, 2025	June 30, 2025
	(unaudited)
Investment income:
Non-controlled/non-affiliate company investments:
Interest income	$5,463	$6,757
Payment-in-kind interest income	1,325	983
Dividend income	54	69
Other income	23	54
Total investment income from non-controlled/non-affiliate company investments	6,865	7,863
Non-controlled affiliate company investments:
Interest income	577	573
Payment-in-kind interest income	704	677
Dividend income	60	60
Total investment income from non-controlled affiliate company investments	1,341	1,310
Controlled affiliate company investments:
Dividend income	—	700
Total investment income from controlled affiliate company investments	—	700
Total investment income	8,206	9,873
Operating expenses:
Interest and other debt financing expenses	3,913	3,933
Base management fees	1,652	1,742
Incentive fees	—	—
Professional fees	187	267
Administrative service fees	360	374
General and administrative expenses	152	232
Directors' fees	59	70
Total operating expenses	6,323	6,618
Net investment income before income taxes	1,883	3,255
Income tax expense (benefit), including excise taxes	70	(43)
Net investment income	1,813	3,298
Net gain (loss):
Net realized gain (loss):
Non-controlled/non-affiliate company investments	(2,378)	77
Net realized gain (loss)	(2,378)	77
Net change in unrealized gain (loss):
Non-controlled/non-affiliate company investments	458	(2,603)
Non-controlled affiliate company investments	337	(881)
Controlled affiliate company investments	(1,367)	(1,760)
Net change in unrealized gain (loss)	(572)	(5,244)
Net gain (loss)	(2,950)	(5,167)
Net increase (decrease) in net assets resulting from operations	$(1,137)	$(1,869)
Per common share data:
Net investment income per share - basic and diluted	$0.08	$0.15
Net increase (decrease) in net assets resulting from operations per share - basic and diluted	$(0.05)	$(0.09)
Weighted average common shares outstanding - basic and diluted	21,666	21,666

Additional Supplemental Information:
The composition of the Company’s investment income was as follows (in thousands):

	For the Quarter Ended
	September 30, 2025	June 30, 2025
	(unaudited)
Interest income	$5,844	$6,864
Payment-in-kind interest income	2,029	1,660
Dividend income	114	829
Other income	23	54
Prepayment gain (loss)	43	288
Accretion of discounts and amortization of premiums	153	178
Total investment income	$8,206	$9,873
The composition of the Company’s interest expense and other debt financing expenses was as follows (in thousands):

	For the Quarter Ended
	September 30, 2025	June 30, 2025
	(unaudited)
Interest expense - revolving credit facility	$1,947	$1,977
Interest expense - 2026 Notes	1,555	1,555
Amortization of debt issuance costs	411	401
Total interest and other debt financing expenses	$3,913	$3,933

About Monroe Capital Corporation
Monroe Capital Corporation is a publicly-traded specialty finance company that principally invests in senior, unitranche and junior secured debt and, to a lesser extent, unsecured debt and equity investments in middle-market companies. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation. The Company’s investment activities are managed by its investment adviser, Monroe Capital BDC Advisors, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and an affiliate of Monroe Capital LLC. To learn more about Monroe Capital Corporation, visit https://monroebdc.com.
About Monroe Capital LLC
Monroe Capital LLC (“Monroe”) is a premier asset management firm specializing in private credit markets across various strategies, including direct lending, technology finance, venture debt, alternative credit solutions, structured credit, real estate and equity. Since 2004, the firm has been successfully providing capital solutions to clients in the U.S. and Canada. Monroe prides itself on being a value-added and user-friendly partner to business owners, management, and both private equity and independent sponsors. Monroe’s platform offers a wide variety of investment products for both institutional and high net worth investors with a focus on generating high quality “alpha” returns irrespective of business or economic cycles. The firm is headquartered in Chicago and has 12 locations throughout the United States, Middle East, Asia and Australia.
Monroe has been recognized by both its peers and investors with various awards including Inc.’s 2025 Founder-Friendly Investors List; DealCatalyst as the 2025 Most Innovative Private Credit CLO Manager of the Year; Private Debt Investor as the 2024 Lower Mid-Market Lender of the Year, Americas and 2023 Lower Mid-Market Lender of the Decade; Global M&A Network as the 2024 Lower Mid-Markets Lender of the Year, Americas; Korean Economic Daily as the 2022 Best Performance in Private Debt – Mid Cap; Creditflux as the 2021 Best U.S. Direct Lending Fund; and Pension Bridge as the 2020 Private Credit Strategy of the Year. For more information and important disclaimers, please visit https://monroecap.com.
Forward-Looking Statements
This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.
SOURCE:          Monroe Capital Corporation

Investor Contact:	Mick Solimene
Chief Financial Officer and Chief Investment Officer
Monroe Capital Corporation
(312) 598-8401
msolimene@monroecap.com

Media Contact:	Daniel Abramson
BackBay Communications
(857) 305-8441
daniel.abramson@backbaycommunications.com